CHASE


                        SUBSERVICER COMPLIANCE STATEMENT


RE: CMLTI 2006-HE3: The Pooling and Servicing Agreement by and among Countrywide Home Loans Servicing LP as Servicer, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, NA as Servicer, U.S. Bank, NA. as Trustee, Citibank, NA as Trustee Administrator, Citigroup Mortgage Loan Trust Inc. as Depositor, and JPMorgan Chase Bank NA as Servicer (the "Agreement")


The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:


             (1)   CHF is a Subservicer under the Agreement

             (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and

             (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.


Date: 02/28/2007

                                          Chase Home Finance LLC,
                                          as Subservicer

                                          By:/s/ Kim Greaves
                                          ---------------------------
                                          Name: Kim Greaves
                                          Title: Senior Vice President
                                          Servicing Manager

                                          By:/s/ Jim Miller
                                          ---------------------------
                                          Name: Jim Miller
                                          Title: Senior Vice President
                                          Default Servicing Manager